JOINT FILER INFORMATION


NAME: Hudson Bay Fund LP

ADDRESS:    c/o Hudson Bay Capital Management, L.P.
-------     120 Broadway, 40th Floor
            New York, NY 10271

DESIGNATED FILER: Hudson Bay Capital Management, L.P.
----------------

ISSUER AND TICKER SYMBOL: EnteroMedics Inc. (ETRM)
------------------------

DATE OF EVENT REQUIRING STATEMENT: October 2, 2009
---------------------------------

                             JOINT FILER INFORMATION

NAME: Hudson Bay Overseas Fund Ltd.
----

ADDRESS:   c/o Hudson Bay Capital Management, L.P.
-------    120 Broadway, 40th Floor
           New York, NY 10271

DESIGNATED FILER: Hudson Bay Capital Management, L.P.
----------------

ISSUER AND TICKER SYMBOL: EnteroMedics Inc. (ETRM)
------------------------

DATE OF EVENT REQUIRING STATEMENT: October 2, 2009
---------------------------------

                             JOINT FILER INFORMATION

NAME: Sander Gerber

ADDRESS:    c/o Hudson Bay Capital Management, L.P.
-------     120 Broadway, 40th Floor
            New York, NY 10271

DESIGNATED FILER: Hudson Bay Capital Management, L.P.
----------------

ISSUER AND TICKER SYMBOL: EnteroMedics Inc. (ETRM)
------------------------

DATE OF EVENT REQUIRING STATEMENT: October 2, 2009
---------------------------------